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                                                                    EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 23, 1998 (except with respect to the matter discussed in Note 10, as to which the date is April 14, 1998) included in TeleSpectrum Worldwide Inc.'s Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in this registration statement.


                                ARTHUR ANDERSEN LLP



Philadelphia, Pennsylvania
May 13, 1998